News Release

Monday, February 2, 2004

Gannett Co., Inc. Reports Fourth Quarter Results

and 2003 Full-Year Results

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that 2003 fourth quarter earnings per diluted share, on a GAAP (generally accepted accounting principles) basis, were $1.31 versus $1.29 per share for the fourth quarter of 2002, a new record. For the full year 2003, diluted earnings per share, on a GAAP basis, were $4.46, compared with $4.31 for 2002, also a new record.

Total operating revenues for the company increased 6 percent to $1.82 billion in the quarter from $1.73 billion in the similar interval in 2002. Net income increased 3 percent to $358.0 million in the fourth quarter of 2003 versus $347.0 million in the same quarter of last year. Operating cash flow (defined as operating income plus depreciation and amortization) rose 2 percent to $637.1 million in the quarter from $624.6 million in the year earlier quarter.

Operating revenues increased 4 percent to $6.7 billion for the year. For the full year, net income rose 4 percent to a record $1.21 billion from $1.16 billion in 2002. Operating cash flow advanced 3 percent to $2.2 billion from $2.1 billion in 2002.

Average diluted shares outstanding in the fourth quarter totaled 274,257,000 compared with 269,799,000 in 2002's fourth quarter. Average diluted shares outstanding for all of 2003 were 271,872,000 versus 269,286,000 in 2002.

Commenting on the company's performance, Douglas H. McCorkindale, Chairman, President and CEO said; "We are very pleased to report another quarter and year of record revenues, earnings and operating cash flow. These strong results were achieved for 2003 despite significantly reduced political and Olympic ad spending that bolstered our television stations in 2002. Our newspaper operations reported their best results of the year in the fourth quarter against a backdrop of continued subdued advertising demand. In the UK, our Newsquest properties also achieved their strongest advertising revenue gains in the fourth quarter and made another strong contribution to earnings for the quarter, and all of 2003. Gannett's newspapers, in fact, have delivered some of the best ad revenue growth numbers in the industry all year long. A favorable currency exchange rate and a decline in interest expense also helped our results."

NEWSPAPERS

Newspaper results in the quarter include the SMG Publishing business, The Texas-New Mexico Newspapers Partnership, and Clipper Magazine, Inc. acquired in late October.

Total newspaper segment operating cash flow increased 7 percent to $544.2 million in the fourth quarter, versus $506.3 million in the same quarter of 2002. Operating revenues were $1.63 billion for the quarter. Assuming Gannett had owned the same group of newspapers in both the fourth quarter of 2003 and 2002, advertising revenues would have risen 6 percent. On the same basis, local advertising revenues were 4 percent higher, classified increased 8 percent and national revenues jumped 11 percent. Newspaper ad volume increased 1 percent. Reported newsprint expense increased in the quarter, reflecting higher year-over-year prices and increased consumption due primarily to the aforementioned acquisitions and growth in our commercial printing activities.

At USA TODAY, advertising revenues increased 10 percent in the fourth quarter. Paid advertising pages totaled 1,580 compared with 1,438 in the same quarter of 2002. For the full year, USA TODAY's advertising revenues increased 4 percent and paid pages totaled 4,918, a 1 percent increase.

TELEVISION

In the fourth quarter of 2003, television operating cash flow fell 19 percent to $104.4 million from $128.7 million in the year earlier quarter. Television revenues declined 14 percent to $196.7 million reflecting substantially reduced political advertising in the quarter.

NON-OPERATING ITEMS

Interest expense for the fourth quarter declined 10 percent to $33.0 million from $36.8 million in the same quarter of 2002. Other non-operating expense primarily reflects non-operating charges for minority interest and Internet investments in part offset by currency gains and investment income.

At the end of the year, Gannett had more than 100 domestic publishing Web sites, including USATODAY.com, one of the most popular newspaper sites on the Web. The company also had Web sites in all of its 19 television markets. In December, Gannett's consolidated domestic Internet audience share was 14.8 million unique visitors reaching about 10 percent of the Internet audience according to Nielsen//NetRatings. Newsquest is also an Internet leader in the UK where its network of Web sites attracts more than 25.7 million monthly page impressions from more than 2.9 million unique users.

Subsequent to the close of the quarter, the Company provided notice to The E.W. Scripps Company, as required under the terms of the Joint Operating Agreement (JOA) involving The Cincinnati Enquirer, The Cincinnati Post and The Kentucky Post, that the JOA would not be renewed when it expires on December 31, 2007.

All references in this release to "comparable" financial results and "operating cash flow" are to non-GAAP financial measures. Management believes that this use allows management and investors to analyze and compare the Company's results in a more meaningful and consistent manner. A reconciliation of these non-GAAP amounts to the Company's consolidated statements of income is attached.

As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live Webcast through the Investor Relations section of the company's Web site, www.gannett.com, or listen-only conference lines, by dialing 1-800-838-4403 (in the U.S.) and 1-973-317-5319 (outside the U.S.) at least 10 minutes prior to the scheduled start of the call. Replay of the conference call will be available about two hours after the live call. To access the replay, dial 1-800-428-6051 (in the U.S.) and 1-973-709-2089 (outside the U.S.). The access code for the replay is 325400. Materials related to the call will be available through the Investor Relations section of the company's Web site Tuesday morning.

Gannett Co., Inc. is a leading international news and information company that publishes 100 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns almost 500 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes more than 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 22 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

For investor inquiries, contact:
Jeffrey Heinz
Director, Investor Relations
703-854-6917
jheinz@gannett.com

For media inquires, contact:
Tara Connell
Vice President of Corporate Communications
703-854-6049
tjconnel@gannett.com

#       #       #

CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

                                  Thirteen weeks ended         % Inc
                            Dec. 28, 2003    Dec. 29, 2002      (Dec)
Net Operating Revenues:
Newspaper advertising       $   1,208,777    $   1,100,021        10
Newspaper circulation             307,003          296,192         4
Television                        196,679          228,779       (14)
Other                             109,845          101,230         9
                            -------------    -------------     ------
Total                           1,822,304        1,726,222         6
                            -------------    -------------     ------
Operating Expenses:
Cost of sales and operating
 expenses, exclusive of
 depreciation                     911,087          838,750         9
Selling, general and
 administrative expenses,
 exclusive of depreciation        274,161          262,893         4
Depreciation                       55,502           53,814         3
Amortization of intangible
 assets                             2,133            1,830        17
                            -------------    -------------     ------
Total                           1,242,883        1,157,287         7
                            -------------    -------------     ------
Operating income                  579,421          568,935         2
                            -------------    -------------     ------
Non-operating income
 (expense):
Interest expense                  (32,971)         (36,795)      (10)
Other                              (2,612)          (7,034)      (63)
                            -------------    -------------     ------
Total                             (35,583)         (43,829)      (19)
                            -------------    -------------     ------

Income before income taxes        543,838          525,106         4
Provision for income taxes        185,800          178,100         4
                            -------------    -------------     ------
Net income                  $     358,038    $     347,006         3
                            =============    =============     ======

Net income per share-basic          $1.32            $1.30         2
                                    =====            =====     ======
Net income per share-diluted        $1.31            $1.29         2
                                    =====            =====     ======
Dividends per share                 $0.25            $0.24         4
                                    =====            =====     ======

CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

                                  Fifty-two weeks ended        % Inc
                            Dec. 28, 2003    Dec. 29, 2002      (Dec)
Net Operating Revenues:
Newspaper advertising       $   4,397,244    $   4,122,685         7
Newspaper circulation           1,212,891        1,182,103         3
Television                        719,884          771,303        (7)
Other                             381,096          346,158        10
                            -------------    -------------     ------
Total                           6,711,115        6,422,249         4
                            -------------    -------------     ------
Operating Expenses:
Cost of sales and operating
 expenses, exclusive of
 depreciation                   3,453,769        3,254,003         6
Selling, general and
 administrative expenses,
 exclusive of depreciation      1,044,796        1,019,493         2
Depreciation                      223,261          215,117         4
Amortization of intangible
 assets                             8,271            7,327        13
                            -------------    -------------     ------
Total                           4,730,097        4,495,940         5
                            -------------    -------------     ------
Operating income                1,981,018        1,926,309         3
                            -------------    -------------     ------
Non-operating income
 (expense):
Interest expense                 (139,271)        (146,359)       (5)
Other                              (1,434)         (15,422)      (91)
                            -------------    -------------     ------
Total                            (140,705)        (161,781)      (13)
                            -------------    -------------     ------

Income before income taxes      1,840,313        1,764,528         4
Provision for income taxes        629,100          604,400         4
                            -------------    -------------     ------
Net income                  $   1,211,213    $   1,160,128         4
                            =============    =============     ======

Net income per share-basic          $4.49            $4.35         3
                                    =====            =====     ======
Net income per share-diluted        $4.46            $4.31         3
                                    =====            =====     ======
Dividends per share                 $0.98            $0.94         4
                                    =====            =====     ======

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

                                  Thirteen weeks ended         % Inc
                            Dec. 28, 2003    Dec. 29, 2002      (Dec)

Net Operating Revenues:
Newspaper publishing        $   1,625,625    $   1,497,443         9
Television                        196,679          228,779       (14)
                            -------------    -------------     ------
Total                       $   1,822,304    $   1,726,222         6
                            =============    =============     ======
Operating Income (net
 of depreciation and
 amortization):
Newspaper publishing        $     496,863    $     461,438         8
Television                         97,890          122,394       (20)
Corporate                         (15,332)         (14,897)       (3)
                            -------------    -------------     ------
Total                       $     579,421    $     568,935         2
                            =============    =============     ======
Depreciation and
 Amortization:
Newspaper publishing        $      47,386    $      44,867         6
Television                          6,537            6,281         4
Corporate                           3,712            4,496       (17)
                            -------------    -------------     ------
Total                       $      57,635    $      55,644         4
                            =============    =============     ======
Operating Cash Flow (1):
Newspaper publishing        $     544,249    $     506,305         7
Television                        104,427          128,675       (19)
Corporate                         (11,620)         (10,401)      (12)
                            -------------    -------------     ------
Total                       $     637,056    $     624,579         2
                            =============    =============     ======

(1) Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation and
    amortization expense. See attachment for reconciliation of amounts to the Consolidated Statements of Income.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

                                  Fifty-two weeks ended        % Inc
                            Dec. 28, 2003    Dec. 29, 2002      (Dec)

Net Operating Revenues:
Newspaper publishing        $   5,991,231    $   5,650,946         6
Television                        719,884          771,303        (7)
                            -------------    -------------     ------
Total                       $   6,711,115    $   6,422,249         4
                            =============    =============     ======
Operating Income (net
 of depreciation and
 amortization):
Newspaper publishing        $   1,713,163    $   1,615,664         6
Television                        330,054          371,132       (11)
Corporate                         (62,199)         (60,487)       (3)
                            -------------    -------------     ------
Total                       $   1,981,018    $   1,926,309         3
                            =============    =============     ======
Depreciation and
 Amortization:
Newspaper publishing        $     189,805    $     181,669         4
Television                         26,394           25,429         4
Corporate                          15,333           15,346        (0)
                            -------------    -------------     ------
Total                       $     231,532    $     222,444         4
                            =============    =============     ======
Operating Cash Flow (1):
Newspaper publishing        $   1,902,968    $   1,797,333         6
Television                        356,448          396,561       (10)
Corporate                         (46,866)         (45,141)       (4)
                            -------------    -------------     ------
Total                       $   2,212,550    $   2,148,753         3
                            =============    =============     ======

(1) Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation and
    amortization expense. See attachment for reconciliation of amounts to the Consolidated Statements of Income.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

"Operating Cash Flow", a non-GAAP measure, is defined as operating income plus depreciation and amortization of intangible assets.
Management believes that the use of this measure allows investors and management to measure, analyze and compare the cash resources generated from its business segment operations in a meaningful and consistent manner. The focus on operating cash flow is appropriate given the consistent and generally predictable strength of cash flow generation by newspaper and television operations, and the short period of time it takes to convert new orders to cash.

A reconciliation of these non-GAAP amounts to the company's operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's consolidated statements of income, follows:

Thirteen weeks ended December 28, 2003

                   Newspaper                            Consolidated
                  Publishing   Television   Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $  544,249   $  104,427   $ (11,620)  $    637,056
Less:
Depreciation         (45,253)      (6,537)     (3,712)       (55,502)
Amortization          (2,133)          -           -          (2,133)
                  ----------   ----------   ---------   ------------
Operating Income  $  496,863   $   97,890   $ (15,332)  $    579,421
                  ==========   ==========   =========   ============

Thirteen weeks ended December 29, 2002

                   Newspaper                            Consolidated
                  Publishing   Television   Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $  506,305   $  128,675   $ (10,401)  $    624,579
Less:
Depreciation         (43,037)      (6,281)     (4,496)       (53,814)
Amortization          (1,830)          -           -          (1,830)
                  ----------   ----------   ---------   ------------
Operating Income  $  461,438   $  122,394   $ (14,897)  $    568,935
                  ==========   ==========   =========   ============

Fifty-two weeks ended December 28, 2003

                   Newspaper                            Consolidated
                  Publishing   Television   Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $1,902,968   $  356,448   $ (46,866)  $  2,212,550
Less:
Depreciation        (181,534)     (26,394)    (15,333)      (223,261)
Amortization          (8,271)          -           -          (8,271)
                  ----------   ----------   ---------   ------------
Operating Income  $1,713,163   $  330,054   $ (62,199)  $  1,981,018
                  ==========   ==========   =========   ============

Fifty-two weeks ended December 29, 2002

                   Newspaper                            Consolidated
                  Publishing   Television   Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $1,797,333   $  396,561   $ (45,141)  $  2,148,753
Less:
Depreciation        (174,342)     (25,429)    (15,346)      (215,117)
Amortization          (7,327)          -           -          (7,327)
                  ----------   ----------   ---------   ------------
Operating Income  $1,615,664   $  371,132   $ (60,487)  $  1,926,309
                  ==========   ==========   =========   ============